                                                           Registration No. 333-

   As filed with the Securities and Exchange Commission on October  31, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                             NOBLE AFFILIATES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      73-0785597
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

         110 WEST BROADWAY
         ARDMORE, OKLAHOMA                                  73401
(Address of Principal Executive Offices)                  (Zip Code)

                            -----------------------

                    NOBLE AFFILIATES, INC. 1992 STOCK OPTION
                           AND RESTRICTED STOCK PLAN
                            (Full title of the Plan)

                            -----------------------

                ROBERT KELLEY                                    COPY TO:
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER             ROBERT D. CAMPBELL
            NOBLE AFFILIATES, INC.                       THOMPSON & KNIGHT, P.C.
              110 WEST BROADWAY                            1700 PACIFIC AVENUE
           ARDMORE, OKLAHOMA  73401                            SUITE 3300
   (Name and address of agent for service)                 DALLAS, TEXAS  75201
                                                              (214) 969-1700


            (405) 223-4110
     (Telephone number, including
    area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------
       Title of                                    Proposed          Proposed Maximum           Amount
      Securities              Amount                Maximum              Aggregate                of
         to be                 to be            Offering Price           Offering            Registration
      Registered           Registered(1)         per Share(2)            Price(2)                 Fee
---------------------------------------------------------------------------------------------------------
     Common Stock,           2,000,000
   par value $3.33            shares                $40.25              $80,500,000             $24,394
          1/3
       per share
---------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape on October 28, 1997.

                       INCORPORATION OF CONTENTS OF PRIOR
                             REGISTRATION STATEMENT


         The contents of Registration Statement No. 33-54084 relating to the Noble Affiliates, Inc. 1992 Stock Option and Restricted Stock Plan (the "Plan") filed by the Registrant with the Securities and Exchange Commission (the "Commission") on November 2, 1992 (the "Prior Registration Statement") are incorporated herein by reference pursuant to General Instruction E to Form S-8. The purpose of this Registration Statement is to register 2,000,000 additional shares of Common Stock of the Registrant for offer and sale pursuant to the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is a Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

         Reference is made to Article VI of the Bylaws of the Registrant, which provides for indemnification of directors and officers of the Registrant under certain circumstances.

         The Registrant entered into an indemnity agreement with each of the directors and bylaw officers of the Registrant as of March 1, 1996, which provides certain protections to such persons against legal claims and related expenses. The indemnity agreements are filed as Exhibit 10.18 to the Registrant's Form 10-K for the year ended December 31, 1995.

         Pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Registrant limits the personal liability of the directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances.

         The Registrant also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their service in the foregoing capacities.

         The foregoing summaries are necessarily subject to the complete text of the statute, bylaw, agreement, certificate of incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.

ITEM 8.  EXHIBITS.

         In addition to the exhibits filed with or incorporated by reference in the Prior Registration Statement, the following documents are filed or incorporated by reference as exhibits to this Registration Statement:

EXHIBIT
NUMBER              DESCRIPTION
------              -----------
4.1              Noble Affiliates, Inc. 1992 Stock Option and Restricted Stock Plan, as amended and restated on December
                 10, 1996, and approved by stockholders on April 22, 1997.

4.2              Amendments to the Noble Affiliates, Inc. 1992 Stock Option and Restricted Stock Plan adopted on  April
                 22, 1997.

5.1              Opinion of Thompson & Knight, A Professional Corporation.

23.1             Consent of Thompson & Knight, A Professional Corporation (contained in its opinion filed herewith as
                 Exhibit 5.1).

23.2             Consent of Arthur Andersen LLP.

24.1             Power of Attorney (included on the signature page of this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ardmore, State of Oklahoma, on the 30th day of October, 1997.

                           NOBLE AFFILIATES, INC.
                           (Registrant)

                           By:  ROBERT KELLEY
                                -----------------------------------------------
                                Robert Kelley
                                Chairman, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Each person whose signature appears below constitutes and appoints Robert Kelley and Wm. D. Dickson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                              TITLE                                              DATE
---------                              -----                                              ----
ROBERT KELLEY                          Chairman, President and Chief Executive            October 30, 1997
----------------------------------     Officer and Director
Robert Kelley                          (Principal Executive Officer)

WM. D. DICKSON                         Vice President - Finance and Treasurer             October 30, 1997
----------------------------------     (Principal Financial Officer)
Wm. D. Dickson

JAMES L.MCELVANY                       Controller (Principal Accounting Officer)          October 30, 1997
----------------------------------
James L. McElvany

ALAN A. BAKER                          Director                                           October 30, 1997
----------------------------------
Alan A. Baker

MICHAEL A. CAWLEY                      Director                                           October 30, 1997
----------------------------------
Michael A. Cawley

EDWARD F. COX                          Director                                           October 30, 1997
----------------------------------
Edward F. Cox

                                       Director
----------------------------------
James C. Day

HAROLD F. KLEINMAN                     Director                                           October 30, 1997
----------------------------------
Harold F. Kleinman

                                       Director
----------------------------------
George J. McLeod

                               INDEX TO EXHIBITS


      EXHIBIT
      NUMBER                                    EXHIBIT
      ------                                    -------
       4.1               Noble Affiliates, Inc. 1992 Stock Option and Restricted
                         Stock Plan, as amended and restated on December 10, 1996,
                         and approved by stockholders on April 22, 1997.

       4.2               Amendments to the Noble Affiliates, Inc. 1992 Stock Option
                         and Restricted Stock Plan adopted on April 22, 1997.

       5.1               Opinion of Thompson & Knight, A Professional Corporation.


       23.1              Consent of Thompson & Knight, A Professional Corporation
                         (contained in its opinion filed herewith as Exhibit 5.1).

       23.2              Consent of Arthur Andersen LLP.


       24.1 Power of Attorney (included on the signature page of this Registration Statement).